Exhibit 10.10.8

DECRANE AIRCRAFT HOLDINGS, INC.

FIFTH AMENDMENT

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of June 9, 2004 and entered into by and among DeCrane Aircraft Holdings, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), Credit Suisse First Boston, acting through its Cayman Islands Branch (successor to DLJ Capital Funding, Inc.), as syndication agent for Lenders (in such capacity, “Syndication Agent”) and as administrative agent for Lenders (in such capacity, “Administrative Agent”), and is made with reference to that certain Third Amended and Restated Credit Agreement, dated as of May 11, 2000, as amended by a First Amendment to Third Amended and Restated Credit Agreement, dated as of June 30, 2000, as further amended by an Increased Commitments Agreement to Third Amended and Restated Credit Agreement, dated as of April 27, 2001, as further amended by a Second Amendment to Third Amended and Restated Credit Agreement dated as of March 19, 2002, as further amended by a Third Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2003 and as further amended by a Fourth Amendment to Third Amended and Restated Credit Agreement dated as of December 10, 2003 (the “Credit Agreement”), by and among Company, the lenders listed on the signature pages thereof, Syndication Agent and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) permit Company to exchange up to $65,000,000 of Senior Subordinated Notes for senior discount notes due 2008 with an initial accreted value equal to the principal amount of the Senior Subordinated Notes being exchanged, which notes will bear paid-in-kind interest at a rate equal to 17% per annum, (ii) amend the definition of Net Senior Debt to exclude such senior discount notes and (iii) to make such other changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.      AMENDMENTS TO THE CREDIT AGREEMENT

1.1  Amendments to Section 1: Definitions

A.            Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

“Capital Stock” means the capital stock or other equity interests of a Person.

“Second Lien Credit Agreement” means the Credit Agreement, dated as of December 22, 2003, by and among Company, the lenders named therein and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent and as Administrative Agent, as amended from time to time, which agreement evidences $80,000,000 of Permitted Indebtedness.

“Senior Note Indenture” means the indenture setting forth the terms and conditions of the Senior Notes.

“Senior Notes” means the 17% Senior Discount Notes due 2008, which shall be pari passu with all existing and future senior Indebtedness of Company, be unsecured and pay interest in kind and not in cash.

“Senior Note Exchange” means the exchange of any Senior Subordinated Notes for Senior Notes with an initial accreted value equal to the principal amount of the Senior Subordinated Notes being so exchanged.

B.            Subsection 1.1 of the Credit Agreement is further amended by amending the definition of the term “Net Senior Debt” to read in full as follows:

“Net Senior Debt” means, at any date, Consolidated Total Debt less the then accreted value of the Senior Notes less Subordinated Indebtedness less Cash and Cash Equivalents held by Company and its Subsidiaries, in each case at such date.

1.2  Amendments to Section 7:  Company’s Negative Covenants

A.            Subsection 7.1(vi) of the Credit Agreement is hereby amended to read as follows:

“(vi)        Company and its Subsidiaries may become and remain liable with respect to up to $100,000,000 in aggregate principal amount of Indebtedness evidenced by the Senior Subordinated Notes less the initial accreted value of the Senior Notes issued in exchange therefor in the Senior Note Exchange;”

B.            Subsection 7.1 of the Credit Agreement is further amended by deleting “and” at the end of clause (ix), adding a semicolon at the end of clause (x) and adding the following as clause (xi):

“(xi)         Company and its Subsidiaries may become and remain liable with respect to up to $65,000,000 in aggregate initial accreted value of Indebtedness evidenced by the Senior Notes issued in the Senior Note Exchange (plus any payment-in-kind Senior Notes issued in lieu of cash interest thereon or any accretion thereon); provided that the terms and conditions of the Senior Notes, the Senior Note Indenture and the documentation evidencing the Senior Note Exchange are in form and substance satisfactory to Syndication Agent and that Company causes an opinion of counsel in form and substance satisfactory to Syndication Agent to be delivered, at or prior to the date of the issuance of the Senior Notes, to Syndication Agent to the effect that (x) the Senior Notes and the Senior Note Indenture have been duly authorized, executed and delivered by Company and are legally valid and binding obligations of Company, enforceable in accordance with their terms, and (y) the terms and conditions of the Senior Note Exchange, the issuance and performance of the terms of the Senior Notes and performance of the terms of the Senior Note Indenture do not conflict with or violate the terms of this Agreement, the Second Lien Credit Agreement or the Senior Subordinated Note Indenture.”

C.            Subsection 7.2B of the Credit Agreement is further amended to read as follows:

“B.          No Further Negative Pledges.  Except (x) with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, (y) customary limitations in respect of the Company and its Subsidiaries contained in any agreement with respect to Indebtedness incurred in reliance on subsections 7.1(ii), (iv), (vi), (vii), (viii), (x) or (xi), and (z) restrictions or limitations contained in any partnership agreement or joint venture agreement to which Company or any of its Subsidiaries is a party on the ability to create or assume Liens on any assets of the relevant partnership or joint venture, neither Company nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.”

D.            Subsection 7.15 of the Credit Agreement is further amended by adding the following as subsection 7.15E:

“E.           Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of the Senior Notes, or make any amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or fees on such Senior Notes, permit interest to be paid in cash, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change any guaranty thereof, or provide any collateral therefor, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder to the detriment of Lenders or to confer any additional rights on the holders of Senior Notes (or a trustee or other representative on their behalf) which would be adverse to Lenders.”

1.3  Amendment to Section 9: The Agents.  Subsection 9.4 of the Credit Agreement is further amended by adding the following as subsection 9.4C:

“C.          Foreign Collateral.

(i)            General.  Without derogating from any other authority granted to Administrative Agent herein or in the Collateral Documents or any other document relating thereto, each Lender hereby specifically (x) authorizes Administrative Agent to enter into pledge agreements pursuant to this subsection 9.4 with respect to the Capital Stock of all existing and future first-tier Foreign Subsidiaries, which pledge agreements may be governed by the laws of each of the jurisdictions of formation of such Foreign Subsidiaries, including but not limited to the laws of the province of Quebec, Canada, respectively, as agent on behalf of each of Lenders and Interest Rate Exchangers (as defined in the Security Agreement) with the effect that Lenders and Interest Rate Exchangers each become a secured party thereunder and (y) appoints Administrative Agent as its attorney-in-fact granting it the powers to execute each such pledge agreement and any registrations of the security interest thereby created, in each case in its name and on its behalf, with the effect that each Lender and Interest Rate Exchanger becomes a secured party thereunder.  With respect to each such pledge agreement, Administrative Agent has the power to sub-delegate to third parties its powers as attorney-in-fact of each Lender.

(ii)           Canadian Collateral.  For the purposes of holding any Liens granted by the Company or any other Loan Party pursuant to the laws of the province of Quebec, the Lenders hereby acknowledge that the Administration Agent shall be and act as the person holding the power of attorney of all present and future Lenders and Interest Rate Exchangers for all purposes of Article 2692 of the Civil Code of Quebec (the Administration Agent acting in such capacity is herein referred to as the “Trustee”). By executing an assignment and assumption agreement in the form of Exhibit XII attached hereto, each future Lender and Interest Rate Exchanger shall be deemed to ratify the power of attorney granted to the Administration Agent hereunder.

The Lenders, the Interest Rate Exchangers and the Loan Parties hereby waive the benefit of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec) and agree that the Administration Agent, in its capacity as Trustee, may acquire any bonds, debentures or other titles of indebtedness secured by any hypothec granted by the Company or any other Loan Party in favour of the Trustee pursuant to the laws of the province of Quebec.

The Lenders and Interest Rate Exchangers further acknowledge and agree that the Trustee shall be liable in the same manner and only to the extent provided for with respect to the Administration Agent under the terms hereof and hereby indemnify and hold harmless the Trustee in the same manner and to the same extent provided for with respect to the Administration Agent hereunder.”

1.4  Amendment to Exhibits.  Exhibits IX and XXVI to the Credit Agreement are hereby amended to read in full as set forth on Exhibits IX and XXVI hereto.

Section 2.      CONSENT

Lenders, constituting Requisite Lenders, hereby consent to the issuance of the Senior Notes on the date of the Senior Note Exchange, the cancellation of a principal amount of Senior Subordinated Notes equal to the initial accreted value of the Senior Notes issued on such date and the issuance of additional Senior Notes evidencing interest on such Senior Notes that is paid-in-kind.

Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the consent set forth herein shall be limited precisely as written and is provided solely for the purpose of permitting Company to issue the Senior Notes in exchange for a like principal amount of the Senior Subordinated Notes and additional Senior Notes evidencing interest that is paid-in-kind without violating the provisions of subsections 7.1, 7.5 and 7.15 of the Credit Agreement, and this consent does not constitute, nor should it be construed as, a waiver of compliance by Company with respect to (i) subsections 7.1, 7.5 and 7.15 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the Senior Note Exchange or otherwise).

Section 3.      CONDITIONS TO EFFECTIVENESS

A.            Section 1 and Section 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Fifth Amendment Effective Date”):

1.     On or before the Fifth Amendment Effective Date, Company shall deliver to Lenders (or to Syndication Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fifth Amendment Effective Date:

(a)   Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of (i) this Amendment and (ii) an amendment to the Second Lien Credit Agreement to the effect that the issuance of the Senior Notes in the Senior Note Exchange is permitted pursuant to the terms of such agreement and the Senior Note Indenture, certified as of the Fifth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

(b)   Signature and incumbency certificates of its officers executing this Amendment; and

(c)   Executed originals of this Amendment, executed by Parent, Company and each Subsidiary Guarantor.

2.     Lenders shall have received originally executed copies of one or more favorable written opinions of Davis Polk & Wardwell, Spolin Silverman Cohen & Bartlett LLP and other counsel reasonably acceptable to the Agents, each counsel for Company, in form and substance reasonably satisfactory to Syndication Agent and its counsel, dated as of the Fifth Amendment Effective Date and setting forth, collectively, substantially the matters in the opinions designated in Annex A to this Amendment.

3.     Executed originals of this Amendment executed by Requisite Lenders.

4.     All fees and expenses owing to Administrative Agent in connection with this Amendment pursuant to Section 6B that have been invoiced to Company at least one Business Day prior to the Fifth Amendment Effective Date shall be paid to Administrative Agent on the Fifth Amendment Effective Date.

5.     All documents executed or submitted in connection with the transactions contemplated hereby by or on behalf of Parent, Company or any of its Subsidiaries shall be reasonably satisfactory in form and substance to Agents and their counsel.

6.     Syndication Agent shall have received copies of an amendment to the Second Lien Credit Agreement to the effect that the issuance of the Senior Notes in the Senior Note Exchange is permitted pursuant to the terms of such agreement.

Section 4.      COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete on and as of the Fifth Amendment Effective Date:

A.            Corporate Power and Authority.  Each of Company and its Subsidiaries has all requisite corporate power and authority to enter into this Amendment to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.            Authorization of Agreement.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of Company and its Subsidiaries.

C.            No Conflict.  The execution, delivery and performance by each of Company and each of its Subsidiaries of this Amendment, and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of (x) any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries where such violations in the aggregate have had or could reasonably be expected to have a Material Adverse Effect, (y) the Certificate or the Articles of Incorporation or Bylaws (or any other organization document) of Parent, Company or any of Company’s Subsidiaries or (z) any order, judgment or decree of any court or other agency of government binding on Company or any of Company’s Subsidiaries where such violations in the aggregate have had or could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under any Contractual Obligation of Parent, Company or any of its Subsidiaries where such conflict, breach or default in the aggregate have had or could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of Company’s Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of or consent of any Person under any Contractual Obligation of Parent, Company or any of Company’s Subsidiaries, except for this Amendment and such approvals or consents the failure of which to obtain has not had and could not reasonably be expected to have a Material Adverse Effect.

D.            Governmental Consents.  The execution, delivery and performance by each of Company and each of its Subsidiaries of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body other than any such registrations, consents, approvals, notices or other actions (x) that have been made, obtained or taken on or prior to the date on which such registrations, consents, approvals, notices or other actions are required to be made, obtained or taken, as the case may be, and are in full force and effect or (y) the failure of which to make, obtain or take has not had and could not reasonably be expected to have a Material Adverse Effect.

E.             Binding Obligation.  This Amendment has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

F.             Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.            Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 5.      ACKNOWLEDGEMENT AND CONSENT

Each of Parent and the Subsidiary Guarantors (each a “Guarantor”) is a party to a Guaranty and each such Guarantor has guarantied the Obligations.

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that the Guaranty to which it is a party or otherwise bound will continue to guaranty to the fullest extent possible the payment and performance of all “Guarantied Obligations” as such term is defined in the applicable Guaranty, including without limitation the payment and performance of all such “Guarantied Obligations” in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement.

Each Guarantor (a) acknowledges and agrees that the Guaranty to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;  (b) represents and warrants that all representations and warranties contained in the Amended Agreement and in the Guaranty to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and (c) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Section 6.      MISCELLANEOUS

A.            Effect of Amendment.

(i)            On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreements.

(ii)           On and after the Fifth Amendment Effective Date, each reference in the other Loan Documents to the “Lenders,” “Commitments,” or words of like import shall mean and be a reference to the Lenders and Commitments as amended by this Agreement.

(iii)          Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agents or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.            Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.            Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.             Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment (other than the provisions of Section 1 and Section 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders, Syndication Agent and Guarantors and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Senior Vice President and Chief Financial Officer

AUDIO INTERNATIONAL, INC., an Arkansas corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

CARL F. BOOTH & CO., LLC, a Delaware limited liability company (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

CUSTOM WOODWORK & PLASTICS, LLC., a Delaware limited liability company (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

DAH-IP HOLDINGS, INC., a Delaware corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

DAH-IP INFINITY, INC., a Delaware corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

DECRANE AIRCRAFT SEATING COMPANY, INC., a Wisconsin corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

DECRANE CABIN INTERIORS, LLC, a Delaware limited liability company (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

DECRANE CABIN INTERIORS CANADA, INC., a Delaware corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

HOLLINGSEAD INTERNATIONAL, INC., a California corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

PATS AIRCRAFT, LLC, a Delaware limited liability company (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

PCI NEWCO., INC., a Kansas corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

PPI HOLDINGS, INC., a Kansas corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

PRECISION PATTERN, INC., a Kansas corporation (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

THE INFINITY PARTNERS, LTD., a Texas limited partnership

by: DAH-IP Holdings, Inc., a Delaware limited partnership, its general partner (for purposes of Section 5 only) as a Subsidiary Guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Chief Financial Officer and Secretary

DECRANE HOLDINGS CO., a Delaware corporation (for purposes of Section 5 only) as a guarantor

By:	/s/ RICHARD J. KAPLAN
Name: Richard J. Kaplan
Title: Assistant Secretary

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch (successor to DLJ Capital Funding, Inc.), as a Lender, Syndication Agent and Adminstrative Agent

By:	/s/ DANA KLEIN
Name: Dana Klein
Title: Managing Director

By:	/s/ THOMAS L. NEWBERRY
Name: Thomas L. Newberry
Title: Managing Director

, as a Lender

By:
Name:
Title:

ANNEX A

MATTERS TO BE COVERED IN OPINION OF COUNSEL TO COMPANY

1.             Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware with corporate power to own its properties and assets, to enter into the Amendment and to perform its obligations under the Amendment.

2.             The execution, delivery and performance of the Amendment by Company have been duly authorized by all necessary corporate action on the part of Company, the Amendment has been duly executed and delivered by Company, and the Amendment and the Amended Agreement constitute the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3.             Company’s execution and delivery of the Amendment and the consummation of the transactions contemplated by the Amendment do not and will not (i) violate the Certificate of Incorporation or By-laws of Parent or of Company, (ii) violate, breach or result in a default under Senior Subordinated Note Indenture or the Second Lien Credit Agreement, (iii) breach or otherwise violate any existing obligation of Company under any order, judgment or decree of any New York, California or federal court or Governmental Authority binding on Company or (iv) violate any New York, California or federal statute or regulation.

4.             No governmental consents, approvals, authorizations, registrations, declarations or filings are required by Company in connection with the execution and delivery by Company of the Amendment, and the performance by Company of the Amended Agreement.

A-1